Exhibit 5

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
July 10, 2009		Main Fax +1 312 701 7711
www.mayerbrown.com

Isle of Capri Casinos, Inc.
600 Emerson Road, Suite 300
St. Louis, Missouri 63141

Re:	Isle of Capri Casinos, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, File No. 333-[            ] (the “Registration Statement”) and the prospectus filed as part of the Registration Statement (the “Prospectus”) relating to (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”) and (iii) debt securities of the Company (the “Debt Securities”), which may be guaranteed (the “Subsidiary Guarantees”) by the subsidiaries of the Company listed on Annex A to this opinion (the Subsidiary Guarantors”).  As used in this opinion, the term “Registration Statement” means, unless otherwise stated, the Registration Statement as amended when declared effective by the Commission (including any necessary post-effective amendment thereto) and the term “Registered Securities” means the Common Stock, Preferred Stock, Debt Securities and Guarantees, collectively.

In rendering the opinions set forth below, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate.  We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

1.  The Common Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Common Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the “Final Common Stock Resolutions”) authorizing the issuance and sale of such Common Stock as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) certificates evidencing shares of such Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event in an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Common Stock Resolutions.

2.             The Preferred Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Preferred Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company’s Board of Directors or a duly authorized committee therof shall have duly adopted final resolutions (the “Final Preferred Stock Resolutions”) authorizing the issuance and sale of such Preferred Stock as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (iv) appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted by the Company and filed with the Delaware Secretary of State and (v) certificates evidencing shares of such Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event in an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Preferred Stock Resolutions.

3.             Except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law), each series of Debt Securities and the Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors, as applicable, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) an indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement (the indenture, as so filed and supplemented, the “Indenture”), shall have been qualified under the Trust Indenture Act of 1939, as amended, and shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the “Trustee”), (iii) a Prospectus Supplement with respect to such Debt Securities and the Guarantees shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iv) the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer or officers of the Company shall have duly adopted final resolutions (the “Final Debt Resolutions”) authorizing the issuance and sale of such Debt Securities and the Subsidiary Guarantors’ Boards of Directors shall have duly adopted final resolutions (the “Final Guarantor Resolutions”) authorizing the Guarantees, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture and (v) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions.

Our opinion as to enforceability of the Registered Securities is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Registered Securities and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.  We express no opinion concerning federal or state securities laws.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Prospectus filed as part of the Registration Statement, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws.  We express no opinion and make no representation with respect to the law of any other jurisdiction.

This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Registration Statement or the Prospectus.  We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

Annex A — Subsidiary Guarantors

Black Hawk Holdings, L.L.C.

Casino America of Colorado, Inc.

CCSC/Blackhawk, Inc.

Grand Palais Riverboat, Inc.

IC Holdings Colorado, Inc.

IOC Black Hawk County, Inc.

IOC-Black Hawk Distribution Company, LLC

IOC-Boonville, Inc.

IOC-Caruthersville, LLC

IOC Davenport, Inc.

IOC Holdings, L.L.C.

IOC-Kansas City, Inc.

IOC-Lula, Inc.

IOC-Natchez, Inc.

IOC Services, LLC

Isle of Capri Bahamas Holdings, Inc.

Isle of Capri Bettendorf, L.C.

Isle of Capri Black Hawk Capital Corp.

Isle of Capri Black Hawk, L.L.C.

Isle of Capri Marquette, Inc.

PPI, Inc.

Riverboat Corporation of Mississippi

Riverboat Services, Inc.

St. Charles Gaming Company, Inc.